Exhibit 10.3

Execution Version

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this “Agreement”) is made and entered as of the 23rd day of November, 2011, by and among Manning & Napier, Inc., a Delaware corporation (the “Company”), M&N Group Holdings, LLC, a Delaware limited liability company (“M&N Group Holdings”), Manning & Napier Capital Company, LLC (“MNCC”) and any other holder of Units (as defined below) of Manning & Napier Group, LLC, a Delaware limited liability company (“Manning & Napier Group”), from time to time that are party hereto (together with M&N Group Holdings and MNCC, “Holders” and each, “Holder”).

WHEREAS, pursuant to the terms and conditions set forth herein, the parties hereto desire to provide for the exchange of Units for either the Cash Purchase Price (as defined below) or Class A Shares (as defined below), to be determined in the Company’s sole discretion; and

WHEREAS, the Company shall have no obligation to acquire from Holders any Units unless Holders exercise their exchange rights in accordance with the terms and conditions set forth herein with respect to such Units.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS AND CONSTRUCTION

SECTION 1.1 Definitions. As used in this Agreement the following terms shall have the following respective meanings:

“Affiliate” with respect to any Person, shall mean any other Person who, directly or indirectly, controls, is controlled by or is under common control with such first Person.

“Agreement” shall have the meaning set forth in the preamble hereto.

“Business Day” shall mean any day except a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized by law to close.

“Cash Purchase Price” shall mean, as of the date an Exchange Notice is delivered to the Company by a Holder pursuant to Section 2.1, (a) the number of Units being exchanged by a Holder as set forth in an Exchange Notice and confirmed by the Company in the Exchange Response multiplied by (b) the average closing price on the New York Stock Exchange of one Class A Share over the 15 trading day period immediately preceding such date.

“Class A Units” shall mean the Class A Units of Manning & Napier Group.

“Class B Interests” shall have the meaning set forth in Section 2.1(a).

“Class B Units” shall mean the Class B Units of Manning & Napier Group.

“Class A Shares” shall mean shares of Class A common stock, par value $0.01 per share, of the Company.

“Closing” shall have the meaning set forth in Section 2.4(a).

“Closing Date” shall have the meaning set forth in Section 2.4(a).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commission” shall mean the United States Securities and Exchange Commission, or any other United States federal agency at the time administering the Securities Act or the Exchange Act, as applicable.

“Company” shall have the meaning set forth in the preamble hereto.

“control” when used with respect to any Person, shall mean the power to direct management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Exchange” shall mean the exchange by a Holder of one or more Units for either the Cash Purchase Price or an equal number of Class A Shares, subject to adjustment pursuant to Section 2.8, to be determined in the Company’s sole discretion, in each case pursuant to the terms and conditions set forth herein.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Exchange Notice” shall have the meaning set forth in Section 2.1(a).

“Exchange Response” shall have the meaning set forth in Section 2.1(d).

“Fiscal Year” shall mean the fiscal year ending on December 31 of each calendar year.

“Governmental or Regulatory Authority” shall mean any instrumentality, subdivision, court, administrative agency, commission, official or other authority of the United States or any other country or any state, province, prefect, municipality, locality or other government or political subdivision thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

“Holder” shall have the meaning set forth in the preamble hereto.

“IPO Effective Date” shall mean the effective date of the registration statement on Form S-1 of the Company representing the initial public offering of the Class A Shares.

“Lien” shall mean a mortgage, pledge, hypothecation, right of others, claim, security interest, encumbrance, easement, right of way, restriction on the use of real property, title defect, title retention agreement, voting trust agreement, option, right of first refusal, lien, charge, license to third parties, lease to third parties, restriction on transfer or assignment, or other restriction or limitation of any nature or irregularities in title.

“M&N Group Entity Members” shall mean, collectively, Manning & Napier Advisors, Inc., Manning & Napier Advisory Advantage Corporation, Manning & Napier Alternative Opportunities, Inc., Manning & Napier Associates, LLC and any other corporation, limited liability company, partnership or other entity admitted as a member of M&N Group Holdings from time to time after the date hereof.

“Manning & Napier Group” shall have the meaning set forth in the preamble hereto.

“Manning & Napier Group LLC Agreement” shall mean that certain Amended and Restated Limited Liability Company Agreement of Manning & Napier Group, LLC, effective as of October 1, 2011, as may be amended, supplemented or modified from time to time.

“Minority Interests” shall have the meaning set forth in Section 2.1(a).

“MNCC” shall have the meaning set forth in the preamble hereto.

“MNCC Minority Interests” shall have the meaning set forth in Section 2.1(a).

“MNCC WM Interests” shall have the meaning set forth in Section 2.1(a).

“Person” shall mean a corporation, association, partnership, organization, group (as such term is used in Rule 13d-5 under the Exchange Act), individual, governmental agency or other entity.

“Registration Rights Agreement” shall mean that certain Registration Rights Agreement, dated as of November 23, 2011, by and among the Company and the other Persons party thereto, as may be amended, supplemented or modified from time to time.

“Reorganization Transactions” shall mean the series of transactions to reorganize the capital structure of the M&N Group Entity Members, Manning & Napier Capital Company, LLC, Manning & Napier Investor Services, Inc., Exeter Trust Company, Exeter Advisors, Inc., Manning & Napier Information Services, LLC and Perspective Partners, LLC prior to the IPO Effective Date.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Units” shall mean the Class A Units and the Class B Units.

“WM Interests” shall have the meaning set forth in Section 2.1(a).

SECTION 1.2 Construction. For the purposes of this Agreement (a) any reference in this Agreement to gender shall include all genders; (b) any words imparting the singular number only shall include the plural and visa versa; (c) the terms “herein,” “hereinafter,” “hereof,” “hereby” and “hereunder” and words of similar import refer to this Agreement as a whole (including all of the exhibits and schedules hereto) and not merely to a subdivision in which such words appear unless the context otherwise requires; (d) the word “including” or any variation thereof means “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it; (e) any reference in this Agreement to “dollars” or ($) shall mean United States dollars; (f) the word “or” shall not be exclusive; (g) all references to any period of days shall be deemed to be to the relevant number of calendar days unless otherwise specified; (h) any reference in this Agreement to “writing” or comparable expressions includes a reference to facsimile transmissions or comparable means of communication; and (i) references to any statute or statutory provision shall include a reference to that statute or statutory provision as amended, consolidated or replaced from time to time (whether before or after the date of this Agreement) and include subordinate legislation made under the relevant statute or statutory provision.

ARTICLE II

EXCHANGE

SECTION 2.1 Exchange of Units.

(a) With respect to any Units held by a Holder prior to the IPO Effective Date, upon the terms and subject to the conditions set forth herein, following the first anniversary of the IPO Effective Date, (i) M&N Group Holdings may elect to Exchange from time to time in one or more Exchanges: (A) Units attributable to the interests of William Manning in the M&N Group Entity Members (such interests, the “WM Interests”), in such amounts and at such times as set forth on Schedule A-1 attached hereto; (B) Units attributable to the interests of holders other than William Manning in the M&N Group Entity Members (such interests, the “Minority Interests”), in such amounts and at such times as set forth on Schedule A-2 attached hereto; and (C) Units attributable to the interests of the holders of Class B units of M&N Group Holdings (such interests, the “Class B Interests”), in such amounts and at such times as set forth in the plan, agreement or other arrangement pursuant to which such Class B units of M&N Group Holdings were issued; and (ii) MNCC may elect to Exchange from time to time in one or more Exchanges (A) Units attributable to the interests of William Manning, as a member of MNCC (such interests, the “MNCC WM Interests”), in such amounts and at such times as set forth on Schedule A-3 attached hereto; and (B) Units attributable to the interests of the members other than William Manning of MNCC (such interests, the “MNCC Minority Interests”), in such amounts and at such times as set forth on Schedule A-4 attached hereto. A Holder shall exercise such Exchange right by delivering a written notice (the “Exchange Notice”) to the Company no later than the March 15th following a Fiscal Year, setting forth the number of Class A Units and/or Class B Units, as applicable, such Holder desires to exchange with respect to the immediately preceding Fiscal Year; provided, however, unless otherwise agreed by the parties hereto, in no event shall (x) M&N Group Holdings deliver more than one Exchange Notice in any Fiscal Year with respect to the WM Interests, more than one Exchange Notice in any Fiscal Year with respect to the Minority Interests or more than one Exchange Notice in any Fiscal Year with respect to the Class B Interests, nor shall (y) MNCC deliver more than one Exchange Notice in any Fiscal Year with respect to the MNCC WM Interests or more than one Exchange Notice in any Fiscal Year with respect to the MNCC Minority Interests. The Exchange Notice shall also include reasonable supporting documentation that such Exchange is a valid Exchange permitted under this Section 2.1(a). The Company may, in its sole discretion, provide such Holder with either the Cash Purchase Price or Class A Shares in exchange for such Units. Once Units are eligible to be exchanged in accordance with Schedule A-1 and Schedule A-2, respectively, a Holder may elect to Exchange such Units at any time thereafter in accordance with the terms and conditions set forth in this Agreement.

(b) With respect to any Units issued to a Holder following the IPO Effective Date, upon the terms and subject to the conditions set forth herein, commencing on the second anniversary of the IPO Effective Date, such Holder may elect to Exchange from time to time in one or more exchanges up to 25% of such Units on each anniversary of the IPO Effective Date by delivering an Exchange Notice to the Company no later than the March 15th following a Fiscal Year, setting forth the number of Class A Units and/or Class B Units, as applicable, such Holder desires to exchange with respect to the immediately preceding Fiscal Year for either the Cash Purchase Price or Class A Shares, to be determined in the Company’s sole discretion; provided, however, unless otherwise agreed by the parties hereto, in no event shall a Holder deliver more than one Exchange Notice in any Fiscal Year. The Exchange Notice shall also include reasonable supporting documentation that such Exchange is a valid Exchange permitted under this Section 2.1(b). The Company may, in its sole discretion, provide such Holder with either the Cash Purchase Price or Class A Shares in exchange for such Units.

(c) A Holder shall represent to the Company in any Exchange Notice that it owns such Class A Units and/or Class B Units, as applicable, free and clear of all Liens, except as set forth therein, and, if there are any Liens identified in the Exchange Notice, such Holder shall covenant that it will deliver at the applicable Closing (as defined below) evidence reasonably satisfactory to the Company that all such Liens have been released. An Exchange Notice is not revocable or modifiable, except with the written consent of the Company and such Holder.

(d) The Company shall deliver a written notice (the “Exchange Response”) to a Holder no later than three Business Days following receipt of an Exchange Notice (i) confirming the number of Units that such Holder is entitled to Exchange at such time and (ii) setting forth either (A) the Cash Purchase Price such Holder is entitled to receive pursuant to the Exchange or (B) at the Company’s election, the number of Class A Shares such Holder is entitled to pursuant to the Exchange, in each case in accordance with the terms set forth herein. The decision whether to pay cash or issue Class A Shares shall be made by the independent members of the Board of Directors of the Company.

SECTION 2.2 Restrictions on Class B Units. Notwithstanding anything herein to the contrary, no Holder may Exchange any Class B Units to the extent such Exchange is prohibited by the terms of any plan, agreement or other arrangement pursuant to which such Class B Units were issued.

SECTION 2.3 Restrictions on Class A Shares. Each Holder hereby acknowledges and agrees that the Company shall not have any obligation to deliver Class A Shares that have been registered under the Securities Act. The Company reserves the right to cause certificates evidencing the Class A Shares to be imprinted with legends as to restrictions on transfer that it may deem necessary or appropriate, including legends as to applicable U.S. federal or state securities laws or other legal or contractual restrictions, and may require a Holder to agree in writing (a) that such Class A Shares will not be transferred except in compliance with such restrictions and (b) to such other matters as the Company may deem necessary or appropriate in light of applicable law and existing agreements.

SECTION 2.4 Closing; Closing Date.

(a) Subject to the terms and conditions set forth in this Agreement, the parties shall effect a closing of the transactions contemplated by Section 2.1 (a “Closing”) on the later to occur of (i) the second Business Day after the date on which the Company makes its first public news release of its earnings following the delivery of a valid Exchange Notice to the Company under Section 2.1 or (ii) the first Business Day following the delivery of a valid Exchange Notice to the Company under Section 2.1 that directors and executive officers of the Company or any of its Affiliates are permitted to dispose of equity securities of the Company pursuant to the trading policies of the Company (as may be extended pursuant to this Section 2.4, the “Closing Date”). The Closing shall take place at the offices of the Company at 290 Woodcliff Drive, Fairport, New York 14450, or at such other location and on such other date as may be mutually agreed by the Company and a Holder.

(b) Notwithstanding anything herein to the contrary, no Exchange shall be permitted (and, if attempted, shall be void ab initio), if, in the good faith determination of the Company, such Exchange would pose a material risk that Manning & Napier Group would be a “publicly traded partnership” as defined in Section 7704 of the Code.

SECTION 2.5 Closing Conditions.

(a) The obligations of any of the parties to consummate an Exchange pursuant to this Article II shall be subject to the conditions that there shall be no injunction, restraining order or decree of any nature of any Governmental or Regulatory Authority that is then in effect that restrains or prohibits the Exchange of Class A Units or Class B Units, as applicable, for either the Cash Purchase Price or Class A Shares.

(b) The obligation of the Company to consummate an Exchange pursuant to this Article II shall be subject to the delivery by a Holder of the items specified in Section 2.6(a) and (b).

SECTION 2.6 Closing Deliverables. At or prior to each Closing:

(a) to the extent that a Holder’s Class A Units and/or Class B Units, as applicable, are certificated, such Holder shall deliver to the Company one or more certificates representing the number of Class A Units and/or Class B Units, as applicable, specified in the applicable Exchange Notice (or an affidavit of loss certificate in lieu thereof in customary form reasonably acceptable to the Company), accompanied by unit powers, in form reasonably satisfactory to the

Company, duly executed in blank by such Holder, to be exchanged for the Cash Purchase Price or Class A Shares, as applicable;

(b) if applicable, Holder shall deliver evidence reasonably satisfactory to the Company that all Liens on the Class A Units and Class B Units delivered pursuant to Section 2.6(a) have been released;

(c) if the Company elects in the Exchange Response to pay the Cash Purchase Price pursuant to the Exchange, the Company shall deliver to Holder an amount equal to the Cash Purchase Price by wire transfer of immediately available funds to an account specified in writing by Holder at least two (2) Business Days prior to the Closing Date; and

(d) if the Company elects in the Exchange Response to issue Class A Shares to a Holder pursuant to the Exchange, the Company shall deliver to such Holder a certificate issued in the name of such Holder representing an amount of Class A Shares equal to the number of Units that such Holder elected to Exchange, subject to adjustment pursuant to Section 2.8.

SECTION 2.7 Termination of Membership Interest; Class A Shareholder. Upon the consummation of a Closing, (a) all rights of a Holder as holder of Class A Units and/or Class B Units, as applicable, being exchanged shall terminate and (b) if the Company elects in the Exchange Response to issue Class A Shares to such Holder pursuant to the Exchange, such Holder shall be treated for all purposes as the holder of Class A Shares delivered at the Closing.

SECTION 2.8 Adjustments.

(a) For purposes of this Agreement, the number of Units held by a Holder shall be adjusted accordingly from time to time in accordance with the terms set forth in the Manning & Napier Group LLC Agreement upon the occurrence of any subdivision (by any unit split, unit distribution, reclassification, recapitalization or otherwise) or combination (by reverse unit split, reclassification, recapitalization or otherwise) of the Class A Shares.

(b) The number of Class A Shares for which a Unit is entitled to be exchanged pursuant to the terms hereof shall be adjusted accordingly if there is: (i) any subdivision (by any unit split, unit distribution, reclassification, recapitalization or otherwise) or combination (by reverse unit split, reclassification, recapitalization or otherwise) of the Units that is not accompanied by an identical subdivision or combination of the Class A Shares; or (ii) any subdivision (by any stock split, stock dividend or distribution, reclassification, recapitalization or otherwise) or combination (by reverse stock split, reclassification, recapitalization or otherwise) of the Class A Shares that is not accompanied by an identical subdivision of combination of the Units.

(c) If there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Shares are converted or changed into another security or other property, then upon any subsequent Exchange, a Holder shall be entitled to receive the amount of such security or other property that such Holder would have received if such Exchange had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization or other similar transaction, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security or other property that occurs after the effective date of such reclassification, reorganization, recapitalization or other similar transaction. For the avoidance of doubt, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Shares are converted or changed into another security or other property, this Section 2.8(c) shall continue to be applicable, mutatis mutandis, with respect to such security or other property. Except as may be required in this Section 2.8(c), no adjustments in respect of distributions shall be made upon an Exchange of any Units.

SECTION 2.9 Reservation of Class A Shares; Registration. The Company shall at all times reserve and keep available out of its authorized but unissued Class A Shares, solely for the purpose of issuance upon an Exchange, such number of Class A Shares as may be issuable upon any such Exchange; provided, that nothing contained herein shall be construed to preclude the Company from satisfying its obligations in respect of any such Exchange by delivery of purchased Class A Shares (which may or may not be held in the treasury of the Company). The Company shall register the Class A Shares to be delivered upon any such Exchange, if any, pursuant to the terms and conditions set forth in the Registration Rights Agreement.

SECTION 2.10 Taxes. The delivery of Class A Shares upon an exchange of Units shall be made without charge to a Holder for any stamp or other similar tax in respect of such issuance.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.1 Representations and Warranties of the Company. The Company hereby represents and warrants to each Holder that: (a) it has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; (b) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company have been duly authorized by the Board of Directors of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the transactions contemplated hereby; and (c) this Agreement has been duly and validly executed and delivered by the Company and, assuming the due execution hereof by each Holder, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

SECTION 3.2 Representations and Warranties of Holders. Each Holder hereby represents and warrants to the Company that: (a) it has all requisite limited liability company power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; (b) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by such Holder have been duly authorized by the managing member of such Holder, and no other limited liability company proceedings on the part of such Holder are necessary to authorize this Agreement and the transactions contemplated hereby; and (c) this Agreement has been duly and validly executed and delivered by such Holder and, assuming the due execution hereof by each other party hereto, constitutes the legal, valid and binding obligation of such Holder, enforceable against such Holder in accordance with its terms.

ARTICLE IV

MISCELLANEOUS

SECTION 4.1 Expenses. Each party hereto shall bear such party’s own expenses in connection with the consummation of any of the transactions contemplated hereby, whether or not any such transaction is ultimately consummated.

SECTION 4.2 Tax Treatment. Except as otherwise required by applicable law, (a) the parties shall report an Exchange consummated hereunder as a taxable sale of Units by a Holder to the Company and (b) no party shall take a contrary position on any income tax return, amendment thereof or communication with a taxing authority.

SECTION 4.3 Further Assurances. Each party hereto shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by any other party hereto to give effect to and carry out the transactions contemplated herein.

SECTION 4.4 Transferees; Joinder. To the extent that (a) a Holder validly transfers after the date of this Agreement any or all of its Units to a permitted transferee or to any other Person in a transaction not in contravention of, and in accordance with, the Manning & Napier Group LLC Agreement, and (b) Manning & Napier Group or the Company issues Units to Persons in accordance with the Manning & Napier Group LLC Agreement or the Manning & Napier, Inc. Equity Compensation Plan (or any amendments or replacements thereto), respectively, then, in each case, such Person shall have the right to execute and deliver a joinder to this Agreement, substantially in the form attached hereto as Exhibit A. With respect to any such transferred Units, upon execution of any such joinder, such transferee shall be entitled to all of the rights and be bound by each of the obligations applicable to the relevant transferor hereunder; provided, that the transferor shall remain entitled to all of the rights and be bound by each of the obligations with respect to Units that were not so transferred.

SECTION 4.5 Successors and Assigns. Except as otherwise expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Except as expressly provided in this Agreement, nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

SECTION 4.6 Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the state of New York. Any claim, action, suit or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be heard and determined in any New York state or federal court sitting in The City of New York, County of Manhattan, and each of the parties hereto hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom in any such claim, action, suit or proceeding) and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such claim, action, suit or proceeding in any such court or that any such claim, action, suit or proceeding that is brought in any such court has been brought in an inconvenient forum.

SECTION 4.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SECTION 4.8 Titles. The titles of the Sections of this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

SECTION 4.9 Notices. Any notice required or permitted under this Agreement shall be in writing and shall be delivered in person or mailed by certified or registered mail, return receipt requested, directed to (a) the Company at the address set forth below its signature hereof or (b) to Holders at the address set forth below their respective signatures hereof, or at such other address or addresses as shall have been furnished in writing by such party to the others. The giving of any notice required hereunder may be waived in writing by the parties hereto. Every notice or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, or on the date actually received, if sent by mail or telex, with receipt acknowledged.

SECTION 4.10 Amendments and Waivers. No provision of this Agreement may be amended unless such amendment is approved in writing by all the parties hereto. No provision of this Agreement may be waived unless such waiver is in writing and signed by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 4.11 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

SECTION 4.12 Entire Agreement. All prior agreements of the parties concerning the subject matter of this Agreement are expressly superseded by this Agreement. This Agreement contains the entire Agreement of the parties concerning the subject matter hereof. Any oral representations or modifications of this Agreement shall be of no effect.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Exchange Agreement as of the date first above written.

MANNING & NAPIER, INC.

By:	/s/ Richard B. Yates
Name: Richard B. Yates
Title: Corporate Secretary

Address:	290 Woodcliff Drive Fairport, New York 14450

M&N GROUP HOLDINGS, LLC

By:	/s/ William Manning
Name: William Manning
Title: Managing Member

Address:	290 Woodcliff Drive Fairport, New York 14450

MANNING & NAPIER CAPITAL COMPANY, LLC

By:	/s/ Richard B. Yates
Name: Richard B. Yates
Title: Authorized Signatory

Address:	290 Woodcliff Drive Fairport, New York 14450

/s/ James Mikolaichik
James Mikolaichik

/s/ Patrick Cunningham
Patrick Cunningham

[Signature Page to Exchange Agreement]

EXHIBIT A

JOINDER AGREEMENT

This Joinder Agreement (“Joinder Agreement”) is executed by the undersigned Holder pursuant to the terms of that certain Exchange Agreement, dated as of November 23, 2011, as amended as of the date hereof (the “Agreement”), by and among Manning & Napier, Inc., M&N Group Holdings, LLC, Manning & Napier Capital Company, LLC and the other holders of units of Manning & Napier Group, LLC that are party thereto. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement.

By the execution of this Joinder Agreement, Holder agrees as follows:

1. Agreement. Holder agrees that it shall be bound by and subject to the terms of the Agreement thereunder and shall be deemed to have made the representations in Section 3.2 of the Agreement as of the date hereof, and hereby adopts the Agreement with the same force and effect as if Holder was originally a party thereto.

2. Notice. Any notice required or permitted by the Agreement shall be given to Holder at the address listed beside Holder’s signature below.

EXECUTED AND DATED this             day of             ,             .

Holder:

By:
Name:
Title:

Address:

Fax:

Acknowledged and Agreed to

as of the date first written above:

MANNING & NAPIER, INC.

By:
Name:
Title:

M&N GROUP HOLDINGS, LLC

By:
Name:
Title:

MANNING & NAPIER CAPITAL COMPANY, LLC

By:
Name:
Title:

2

SCHEDULE A-1

WM INTERESTS IN M&N GROUP HOLDINGS

In accordance with the terms and conditions set forth in the Agreement, with respect to any Units held by M&N Group Holdings prior to the IPO Effective Date and attributable to the WM Interests, M&N Group Holdings may elect to Exchange such Units in such amounts and at such times as set forth below.

Date	Percentage of Total Number of Class A Units Eligible to be Exchanged*
Until the first anniversary of the IPO Effective Date:	0 Units
As of the first anniversary of the IPO Effective Date:	Up to 15% of such Units**
As of the second anniversary of the IPO Effective Date:	Up to 15% of such Units
As of the third anniversary of the IPO Effective Date:	Up to 15% of such Units
As of the fourth anniversary of the IPO Effective Date:	Up to 15% of such Units
As of the fifth anniversary of the IPO Effective Date:	Up to 15% of such Units
As of the sixth anniversary of the IPO Effective Date:	The remainder of such Units

*	Such percentage of Units as determined following the Reorganization Transactions and prior to the IPO Effective Date.

**	Such percentage of Units will be reduced by the number of Units attributable to the WM Interests that will be purchased by the Company from M&N Group Holdings with proceeds from the initial public offering of the Class A Shares.

SCHEDULE A-2

MINORITY INTERESTS IN M&N GROUP HOLDINGS

In accordance with the terms and conditions set forth in the Agreement, with respect to any Class A Units held by M&N Group Holdings prior to the IPO Effective Date and attributable to the Minority Interests, M&N Group Holdings may elect to Exchange such Units in such amounts and at such times as set forth below. The number of Units eligible to be exchanged is with respect to each such Minority Interest.

Date	Percentage or Number of Class A Units Eligible to be Exchanged*
Until the first anniversary of the IPO Effective Date:	0 Class A Units
As of the first anniversary of the IPO Effective Date:	Up to 5% of such Class A Units**
As of the second anniversary of the IPO Effective Date:	The remainder of such Class A Units

*	Such percentage or number of Class A Units as determined prior to the Reorganization Transactions.

**	Or such greater amount as determined by the Board of Directors of Manning & Napier Advisors, Inc. in its sole discretion.

SCHEDULE A-3

MNCC WM INTERESTS

In accordance with the terms and conditions set forth in the Agreement, with respect to any Units held by MNCC prior to the IPO Effective Date and attributable to William Manning, MNCC may elect to Exchange such Units in such amounts and at such times as set forth below.

Date	Percentage of Total Number of Class A Units Eligible to be Exchanged*
Until the second anniversary of the IPO Effective Date:	0 Units
As of the second anniversary of the IPO Effective Date:	Up to 15% of such Units
As of the third anniversary of the IPO Effective Date:	Up to 15% of such Units
As of the fourth anniversary of the IPO Effective Date:	Up to 15% of such Units
As of the fifth anniversary of the IPO Effective Date:	Up to 15% of such Units
As of the sixth anniversary of the IPO Effective Date:	The remainder of such Units

*	Such percentage of Units as determined following the Reorganization Transactions and prior to the IPO Effective Date.

SCHEDULE A-4

MNCC MINORITY INTERESTS

In accordance with the terms and conditions set forth in the Agreement, with respect to any Class A Units held by MNCC prior to the IPO Effective Date and attributable to the MNCC Minority Interests, MNCC may elect to Exchange such Units in such amounts and at such times as set forth below. The number of Units eligible to be exchanged is with respect to each such Minority Interest.

Date	Percentage or Number of Class A Units Eligible to be Exchanged*
Until the second anniversary of the IPO Effective Date:	0 Class A Units
As of the second anniversary of the IPO Effective Date:	100% of such Class A Units

*	Such percentage or number of Class A Units as determined prior to the Reorganization Transactions.